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                                                                    EXHIBIT 23.2

[PLANTE MORAN LOGO]

                                                            PLANTE & MORAN, PLLC
                                                                       Suite 600
                                                                 65 E. State St.
                                                              Columbus, OH 43215
                                                               Tel: 614.849.3000
                                                               Fax: 614.221.3535
                                                                  Plantemoa.com

                          Independent Auditor's Consent

To the Audit Committee
Kahiki Foods, Inc.

We consent to incorporation by reference in the registration statement (No. 333-126268) of our report dated May 26, 2005 appearing on the Form SB-2/A of Kahiki Foods, Inc. dated August 9th, 2005.

/s/ Plante & Moran, PLLC
------------------------
Columbus, Ohio
August 9th, 2005

                                                                     A MEMBER OF
                                                                      [MRI LOGO]
                          A WORDWIDE ASSOCIATION OF INDEPENDENT ACCOUNTING FIRMS